Exhibit 99.1
Flotek Raises 2026 Guidance Again on
Continued Strength of International Sales
HOUSTON, September 9, 2026 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced an increase to its previously disclosed guidance estimates for 2026 total revenue and Adjusted EBITDA.
Following strong second-quarter results, on August 4, 2026, the Company raised its full-year 2026 guidance for total revenue to a range of $340 million to $350 million and for Adjusted EBITDA(1) to a range of $47 million to $51 million. As a result of the current outlook for international chemistry sales in the second half of 2026, the Company expects 2026 total revenue of $360 million to $370 million and Adjusted EBITDA(1) of $50 million to $54 million. At the midpoints of the increased 2026 guidance ranges, total revenue and Adjusted EBITDA would represent growth of 54% and 58%, respectively, compared with the reported full-year 2025 metrics(2).
Chief Executive Officer Dr. Ryan Ezell said, "We have continued to experience growing demand, in particular in international chemistry, since increasing our 2026 guidance last month, giving us the confidence to further increase our outlook for the year. Our momentum through 2026 reflects sustained demand for Flotek's real-time data and chemistry technologies, strong customer response to our innovative solutions, and the continued execution of our corporate strategy.”
“International chemistry revenue was approximately $10.6 million in the second quarter of 2026, representing a more than 450% sequential increase from the first quarter. Supported by ongoing work in Saudi Arabia, we anticipate that international chemistry sales during the second half of 2026 could exceed $40 million. This growth, coupled with the expanding contribution from our Data Analytics segment, underscores our commitment to building a diversified and balanced platform. We believe these initiatives position Flotek for sustainable growth and continued shareholder value creation.”
(1)We are unable to reconcile our forward-looking Adjusted EBITDA guidance, a non-GAAP financial measure, to the most directly comparable GAAP financial measure, net income (loss), without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, certain stock-based compensation costs and interest costs related to fluctuations in borrowings under the Company’s asset-based loan. These items do not impact the non-GAAP financial measure and could be material to future net income (loss). Guidance does not add back non-cash amortization of contract assets estimated to total approximately $9 million during full-year 2026. See the "Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings" section in this release for more information about these measures.
(2)See the "Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings" section in this release for more information about these measures, including a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP financial measure, net income (loss) for the year ended December 31, 2025.

Upcoming Investor Events
Flotek will participate in the Lake Street Annual Investor Conference to be held at the Metropolitan Club in New York, NY, September 10th, 2026. Flotek Chief Executive Officer Ryan Ezell will be hosting investor meetings during the event. An updated corporate presentation to be used in discussions at the conference will be posted to the Investor Relations section of Flotek’s corporate website at www.flotekind.com  prior to the start of the conference.
Some other upcoming events in which we plan to participate:
•November 5th, 2026: INVEST: Houston Leadership Summit (Houston, TX)
•December 3rd, 2026: DEP Executive Series NASDAQ (New York, NY)
•December 9th-11th, 2026: ROTH Deer Valley (Park City, UT)

For the latest event details visit our Investor Relations page at https://ir.flotekind.com/events
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, over 20 years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements include, without limitation, statements regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects, including the Company's financial guidance, including forecasted revenue and Adjusted EBITDA ranges and forecasted international chemistry revenues. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Risks beyond the Company’s control, including ongoing and potential military conflicts in the Middle East and related logistics and supply chain disruptions, increased costs and security risks that could affect the Company’s ability to deliver products to the region, may cause actual results to differ materially from anticipated results. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Vice President, Commercial & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

Year Ended December 31, 2025
Net income	$ 30,528
Interest expense	3,937
Income tax benefit	(10,873)
Depreciation and amortization	1,836
EBITDA (Non-GAAP) (1)	$ 25,428
Stock compensation expense	2,300
Severance and retirement	575
Contingent liability revaluation	(127)
Gain on disposal of asset	(7)
Non-Recurring professional fees (2)	4,621
Adjusted EBITDA (Non-GAAP) (1)	$ 32,790
(1)Management believes that EBITDA and Adjusted EBITDA for the year ended December 31, 2025 are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the adjustments made to net income for certain non-cash or non-recurring items noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial, compensation and operational objectives. Adjusted EBITDA as presented above does not add back non-cash amortization of contract assets totaling $6.3 million.
(2)Includes $4.4 million of expenses related to an asset acquisition.

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